EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended September 30, 2023 and 2022, June 30, 2023 and 2022
and the Nine-Months Ended September 30, 2023 and 2022

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2023
Composite Materials	$212.7	$90.0	$37.8	$340.5
Engineered Products	39.2	38.8	1.0	79.0
Total	$251.9	$128.8	$38.8	$419.5
	60%	31%	9%	100%
Second Quarter 2023
Composite Materials	$228.9	$97.9	$51.7	$378.5
Engineered Products	35.4	39.6	0.8	75.8
Total	$264.3	$137.5	$52.5	$454.3
	58%	30%	12%	100%

Third Quarter 2022
Composite Materials	$177.2	$70.2	$46.1	$293.5
Engineered Products	31.9	38.4	0.9	71.2
Total	$209.1	$108.6	$47.0	$364.7
	57%	30%	13%	100%

Second Quarter 2022
Composite Materials	$192.0	$73.9	$52.2	$318.1
Engineered Products	35.6	38.0	1.3	74.9
Total	$227.6	$111.9	$53.5	$393.0
	58%	28%	14%	100%

Year to date September 30, 2023
Composite Materials	$684.8	$276.7	$135.7	$1,097.2
Engineered Products	115.9	115.8	2.6	234.3
Total	$800.7	$392.5	$138.3	$1,331.5
	60%	30%	10%	100%

Year to date September 30, 2022
Composite Materials	$554.0	$220.7	$150.7	$925.4
Engineered Products	101.6	118.0	3.3	222.9
Total	$655.6	$338.7	$154.0	$1,148.3
	57%	30%	13%	100%